UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
DIGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of principal	(Zip Code)
executive offices)
(301) 944-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 15, 2005, Digene Corporation (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc., Thomas Weisel Partners LLC, Goldman, Sachs & Co., SG Cowen & Co., LLC, Leerink Swann & Co. (collectively, the “Underwriters”) and Armonk Partners (the “Selling Stockholder”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters 2,300,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), including 300,000 shares to cover over-allotments. The Selling Stockholder agreed to sell to the Underwriters 1,150,000 shares of Common Stock, including 150,000 shares to cover over-allotments. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
     Also on November 15, 2005, the Company entered into an Indemnity and Contribution Agreement with the Selling Stockholder under which we and the Selling Stockholder have allocated as between us responsibility for the indemnification and contribution obligations we owe to the Underwriters.
     The Company, by filing this Current Report on Form 8-K is filing with the Securities and Exchange Commission certain items that are to be incorporated by reference into its Shelf Registration Statement on Form S-3 (No. 333-112901), and the related Prospectus Supplement, filed on November 16, 2005.
Item 8.01. Other Events.
     On November 16, 2005, the Company issued a press release announcing the pricing of its public offering of 3,000,000 shares of Common Stock at an offering price of $28.00 per share (the “Offering”). The Company and the Selling Stockholder have granted the Underwriters a 30-day option to purchase an aggregate of 450,000 shares to cover over-allotments, if any. The aggregate gross proceeds to the Company, before commissions and expenses, of the Offering will be approximately $56 million (approximately $64.4 million if the Underwriters exercise their over-allotment option in full). The information contained in the press release dated November 16, 2005 is incorporated herein by reference and attached hereto as Exhibit 99.1.
     Also on November 16, 2005, the Company filed with the SEC a Prospectus Supplement relating to the Offering. In connection with the Prospectus Supplement, the Company is filing the legal opinion of Ballard Spahr Andrews & Ingersoll, LLP, attached hereto as Exhibit 5.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

1.1	Underwriting Agreement, dated November 15, 2005.
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
10.1	Indemnity and Contribution Agreement, dated November 15, 2005.
23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).
99.1	Press Release dated November 16, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION
(Registrant)

	By:	/s/ Vincent J. Napoleon
Date: November 16, 2005		Name:Vincent J. Napoleon
Title: Senior Vice President, General Counsel and
Secretary

3